Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer of Marcus & Millichap, Inc. Pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Marcus & Millichap, Inc. on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, John J. Kerin, President and Chief Executive Officer of Marcus & Millichap, Inc., and Martin E. Louie, Chief Financial Officer of Marcus & Millichap, Inc., certify, to the best of our knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marcus & Millichap, Inc.

Date:	March 9, 2015	/s/ John J. Kerin
John J. Kerin President and Chief Executive Officer

Date:	March 9, 2015	/s/ Martin E. Louie
Martin E. Louie Chief Financial Officer